UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 8, 2025

DARLING INGREDIENTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 N. MACARTHUR BLVD., IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	DAR	New York Stock Exchange (NYSE)
Indicate By check
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of Material Definitive Agreement.

On June 26, 2025, Darling Global Finance B.V. (the “Issuer”) redeemed all of its outstanding 3.625% Senior Notes due 2026 (the “2026 Notes”) issued under a Senior Notes Indenture, dated as of May 2, 2018 (the “Indenture”) between the Issuer, Darling Ingredients Inc. and Citibank, N.A., London Branch, as trustee (the “Trustee”). The Issuer elected to satisfy and discharge the Indenture in accordance with its terms, and the Trustee acknowledged such satisfaction and discharge on July 8, 2025. As a result, the Issuer, Darling Ingredients Inc. and its subsidiaries party to the Indenture were released from their remaining obligations under the Indenture, other than those obligations in the Indenture that are expressed to survive satisfaction and discharge.

A summary description of the Indenture is set forth in, and a copy of the Indenture is an exhibit to, the Current Report on Form 8-K filed by Darling Ingredients Inc. with the Securities and Exchange Commission on May 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: July 8, 2025	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel and Secretary

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